Exhibit 10.25

[***] = Certain marked information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

February 18, 2020

Cross River Bank
885 Teaneck Road
Teaneck, NJ 07666
Attn: Adam Goller, Chief Credit Officer

Re:	Fee Letter

Ladies and Gentlemen:

Reference is made to that certain First Amended and Restated Loan Program Agreement, dated as of February 12, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Sunlight Financial LLC, a Delaware limited liability company (“Sunlight”), and Cross River Bank, a New Jersey state-chartered bank (“CRB” and, together with Sunlight, the “Parties” and each a “Party”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. Notwithstanding anything to the contrary in the Agreement, the Parties agree as follows:

1.	Additional Fee Relating to Accrual of Interest. Sunlight shall pay to CRB an additional fee in the aggregate amount of [***] (the “Additional Fee”) in settlement of the Additional Interest and OID. The Additional Fee shall be paid on or before February_, 2020, in immediately available funds by electronic funds transfer to:

Cross River Bank
ABA No.: [***]
Account No.: [***]
Address: 885 Teaneck Road, Teaneck, NJ 07666

As used herein, “Additional Interest and OID” means, in respect of Loans sold by CRB to Sunlight (or a capital provider designated by Sunlight; collectively “Sunlight”) on or prior to the date hereof (the “Subject Loans”), (a) any interest accrued as of the sale of such Subject Loans to Sunlight and resulting from an omission of uncollected, accumulated interest, and (b) any uncollected original issue discount (“OID”) in respect of the Subject Loans accrued using a straight-line method. In furtherance of this Section 1, upon payment in full of the Additional Fee, (A) all of Sunlight’s obligations in respect of the Additional Interest and OID owed in respect of the Subject Loans shall be deemed to be satisfied and paid in full; and (B) CRB shall not have, and hereby unconditionally waives, any remaining claims, causes of action, or other rights it may have or that may later accrue against Sunlight, whenever arising, solely with respect to the Additional Interest and OID in respect of the Subject Loans.

2.	Miscellaneous.

a.	This letter, together with the Agreement, sets forth the entire agreement and understanding of the parties regarding the particular subject matter of this letter, and merges and supersedes all prior or contemporaneous agreements, discussions and correspondence pertaining to the subject matter of this letter. This letter shall not be modified, amended canceled or altered in any way, and may not be modified by custom, usage of trade or course of dealing, except by an update or an instrument in writing signed by both Parties.

b.	This letter may be executed in counterpart copies, each of which, taken together, shall be effective as original, binding instruments. Delivery of an executed counterpart of a signature page of this letter by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this letter.

c.	This letter shall be governed by and construed in accordance with the laws of the State of New York, including New York General Obligations Law Section 5-1401, but otherwise without reference to conflict of law principles thereof.

Please confirm your agreement by executing below and returning a signed copy to Barry Edinburg at barry.edinburg@sunlightfinancial.com.

Sincerely,

SUNLIGHT FINANCIAL LLC

By:	/s/ Barry Edinburg
Name:	Barry Edinburg
Title:	Chief Financial Officer

ACCEPTED AND AGREED AS OF February 18, 2020

CROSS RIVER BANK

By:	/s/ Adam Goller
Name:	Adam Goller
Title:	EVP